UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2024

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On May 2, 2024, Aditxt, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with an equity line investor (the “Investor”), pursuant to which the Investor has agreed to purchase from the Company, at the Company’s direction from time to time, in its sole discretion, from and after the date effective date of the Registration Statement (as defined below) and until the termination of the Purchase Agreement in accordance with the terms thereof, shares of the Company’s common stock having a total maximum aggregate purchase price of $150,000,000 (the “Purchase Shares”), upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issued to the Investor pursuant to the Purchase Agreement (the “Registration Statement”) by the later of (i) the 30th calendar day following the closing date, and (ii) the second business day following Stockholder Approval (defined below).

The Company may, from time to time and at its sole discretion, direct the Investor to purchase shares of its common stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of the Company’s common stock at the time of sale as computed under the Purchase Agreement. There is no upper limit on the price per share that the Investor could be obligated to pay for common stock under the Purchase Agreement. The Company will control the timing and amount of any sales of its common stock to the Investor, and the Investor has no right to require us to sell any shares to it under the Purchase Agreement. Actual sales of shares of common stock to the Investor under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of its common stock and determinations by the Company as to available and appropriate sources of funding for the Company and its operations. The Investor may not assign or transfer its rights and obligations under the Purchase Agreement.

Under the applicable Nasdaq rules, in no event may the Company issue to the Investor under the Purchase Agreement more than 332,876 shares of common stock, which number of shares is equal to 19.99% of the shares of the common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules (“Stockholder Approval”), or (ii) the average price per share paid by the Investor for all of the shares of common stock that the Company directs the Investor to purchase from the Company pursuant to the Purchase Agreement, if any, equals or exceeds the official closing sale price on the Nasdaq Capital Market immediately preceding the delivery of the applicable purchase notice to the Investor and (B) the average of the closing sale prices of the Company’s common stock on the Nasdaq Capital market for the five business days immediately preceding the delivery of such purchase notice.

In all cases, the Company may not issue or sell any shares of common stock to the Investor under the Purchase Agreement which, when aggregated with all other shares of the Company’s common stock then beneficially owned by the Investor and its affiliates, would result in the Investor beneficially owning more than 4.99% of the outstanding shares of the Company’s common stock.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to the Investor. The Company expects that any proceeds received by it from such sales to the Investor will be used for working capital and general corporate purposes.

As consideration for the Investor’s commitment to purchase shares of common stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company shall pay the Investor a commitment fee as outlined in the Purchase Agreement, which is payable on the later of (i) January 2, 2025 and (ii) the trading day following the date on which Stockholder Approval is obtained.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Investor, limitations and conditions regarding sales of Purchase Shares, indemnification rights and other obligations of the parties.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement other than a prohibition (with certain limited exceptions) on entering into a dilutive securities transaction during certain periods when the Company is selling common stock to the Investorunder the Purchase Agreement. The Investor has agreed that it will not engage in or effect, directly or indirectly, for its own account or for the account of any of its affiliates, any short sales of the Company’s common stock or hedging transaction that establishes a net short position in the Company’s common stock during the term of the Purchase Agreement.

The Company has the right to terminate the Purchase Agreement at any time after the Commencement Date (as defined in the Purchase Agreement), at no cost or penalty, upon three trading days’ prior written notice to the Investor. The Company and the Investor may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any purchase that has not then fully settled in accordance with the Purchase Agreement. Neither the Company nor the Investor may assign or transfer the Company’s respective rights and obligations under the Purchase Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Common Stock Purchase Agreement dated as of May 2, 2024 by and among Aditxt, Inc. and the Investor
10.2	Registration Rights Agreement dated as of May 2, 2024 by and between the Investor and Aditxt, Inc.
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2024

Aditxt, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer